UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2026

Martin Marietta Materials, Inc.

(Exact name of Registrant as Specified in Its Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	1-12744 (Commission File Number)	56-1848578 (I.R.S. Employer Identification No.)

4123 Parklake Avenue Raleigh, North Carolina (Address of Principal Executive Offices)	27612 (Zip Code)
Registrant’s Telephone Number, Including Area Code: 919-781-4550 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MLM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 Introductory Note

On August 21, 2026, Martin Marietta Materials, Inc. (“Martin Marietta” or the “Company”) consummated the previously announced acquisition (the “Transaction”) of Lhoist North America, Inc. (“LNA”) from LNA Holding SRL (“LNA Holding”), a société à responsabilité limitée organized under the laws of Belgium, pursuant to the terms of that certain Securities Sale Agreement, dated June 27, 2026 (the “SSA”), by and between the Company and LNA Holding. The events described in this Current Report on Form 8-K took place in connection with the closing of the Transaction (the “Closing”).

Pursuant to the terms and conditions of the SSA, Martin Marietta acquired all of the outstanding equity interests in LNA in exchange for (i) approximately $7 billion in cash (as adjusted in accordance with the SSA) and (ii) 10,953,543 newly-issued shares of Martin Marietta common stock, par value $0.01 per share (the “Consideration Shares”), with a value of $6.5 billion based on the volume-weighted average trading price of Martin Marietta common stock for the 15 trading days ended on June 26, 2026.

The foregoing description of the SSA is not complete and is qualified in its entirety by reference to the SSA, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Martin Marietta with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2026, and is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement.

Shareholders Agreement

As contemplated by the SSA, at the Closing, Martin Marietta entered into a shareholders agreement (the “Shareholders Agreement”) with LNA Holding and, solely for the purposes of the standstill provisions set forth therein, Financière de Gestions Internationales, a société en commandite par actions organized under the laws of Luxembourg (“FGI”). Under the Shareholders Agreement, LNA Holding and its affiliates will be subject to a lock-up period with respect to the Consideration Shares, with 50% of such shares released from the lock-up on the 12-month anniversary of the Closing and the remaining 50% of such shares released from the lock-up on the 24-month anniversary of the Closing.

The Shareholders Agreement also provides that the Board of Directors of Martin Marietta (the “Board”) will take such actions as are necessary to increase the size of the Board from ten to eleven directors and LNA Holding will have the right to designate one director to the Board and to appoint one non-voting Board observer. These designation rights are subject to graduated reduction and termination based on LNA Holding’s beneficial ownership of Martin Marietta common stock: LNA Holding may designate one director and one observer for so long as it beneficially owns at least 7,102,033 number of shares of Martin Marietta common stock (equal to 10% of the issued and outstanding Martin Marietta common stock as of the Closing); this right is reduced to one director if such ownership falls below 10% but remains at or above 5,326,525 shares of Martin Marietta common stock (equal to 7.5% of the issued and outstanding Martin Marietta common stock as of the Closing); and all designation and observer rights terminate if such ownership falls below 5,326,525 shares of Martin Marietta common stock (equal to 7.5% of the issued and outstanding Martin Marietta common stock as of the Closing). Furthermore, subject to certain exceptions, in the event LNA Holding and its affiliates fail to vote all shares of Martin Marietta common stock beneficially owned by them in accordance with the recommendation of the Board and in favor of persons nominated and recommended to serve as directors by the Board, all of LNA Holding’s designation rights will terminate.

In addition, FGI and LNA Holding and their affiliates have agreed to be subject to a customary standstill obligation, including a restriction on acquiring shares in excess of 12,783,660 shares of Martin Marietta common stock (equal to 18% of the issued and outstanding Martin Marietta common stock as of the Closing), which will be effective until the earlier of (a) 15 months after the date on which both (i) no LNA Holding designee sits on the Board and (ii) LNA Holding has irrevocably waived or no longer has any right to designate a director or observer and (b) the date on which LNA Holding holds fewer than 5,326,525 shares of Martin Marietta common stock (equal to 7.5% of the issued and outstanding Martin Marietta common stock as of the Closing).

The foregoing description of the Shareholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Shareholders Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Registration Rights Agreement

As contemplated by the SSA, at the Closing, Martin Marietta entered into a registration rights agreement (the “Registration Rights Agreement”) with LNA Holding in respect of the Consideration Shares. Pursuant to the Registration Rights Agreement, Martin Marietta agreed to file, no later than 60 days prior to the first anniversary of the Closing (and subject to the lock-up restrictions in the Shareholders Agreement), a shelf registration statement covering the resale of the Consideration Shares. The Registration Rights Agreement also provides for certain demand and piggyback registration rights for LNA Holding, subject to minimum offering sizes in certain cases, customary underwriter cutbacks, Martin Marietta blackout/suspension rights, and provides for mutual indemnification rights and other customary requirements and conditions.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Consideration Shares were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Shareholders Agreement, on August 21, 2026, the Board increased its size from ten to eleven directors and appointed Mr. Philipp Niemann, effective as of August 21, 2026, to fill the newly-created directorship. Mr. Niemann will serve until Martin Marietta’s 2027 Annual Meeting of Shareholders. Mr. Niemann will serve on the Finance Committee of the Board.

Mr. Niemann currently serves as the Chief Executive Officer of Lhoist S.A. (“Lhoist”). From April 2022 to October 2025, Mr. Niemann served as President and Chief Executive Officer of LNA and as a member of Lhoist Executive Committee. Prior to April 2022, Mr. Niemann held several other positions at Lhoist, which he joined in 2013.

Mr. Niemann will participate in Martin Marietta’s non-employee director compensation program, which currently provides all non-employee directors with an annual cash retainer of $135,000 and an annual award of restricted stock units with a grant date value of $180,000. Mr. Niemann’s first award of restricted stock units under the non-employee director compensation program was effective upon his appointment to the Board. The terms and conditions of the award of restricted stock units, as well as the other terms and conditions of the non-employee director compensation program, are consistent with those described in Martin Marietta’s proxy statement for its 2026 annual meeting of shareholders.

The information set forth in the “Shareholders Agreement” section of Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Mr. Niemann does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On August 24, 2026, Martin Marietta issued a press release announcing the Closing of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information set forth in this Item 7.01 and the Exhibits incorporated by reference herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of businesses or funds acquired.

The audited consolidated financial statements of LNA as of and for the years ended December 31, 2025 and 2024 and the related notes thereto are incorporated by reference in this Current Report on Form 8-K from Martin Marietta’s Current Report on Form 8-K, filed with the SEC on August 10, 2026.

The unaudited consolidated financial statements of LNA as of June 30, 2026 and for the six months ended June 30, 2026 and 2025 and the related notes thereto are incorporated by reference in this Current Report on Form 8-K from Martin Marietta’s Current Report on Form 8-K, filed with the SEC on August 10, 2026.

(b)  Pro forma financial information.

The pro forma financial information required by this Item 9.01(b) for the year ended December 31, 2025 and the six months ended June 30, 2026 was previously filed in Martin Marietta’s Current Report on Form 8-K, filed with the SEC on August 10, 2026, and is incorporated herein by reference.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

10.1*

Shareholders Agreement, dated August 21, 2026, by and among Martin Marietta Materials, Inc., LNA Holding SRL and, solely for the purposes of the standstill provisions set forth therein, Financière de Gestions Internationales, a société en commandite par actions organized under the laws of Luxembourg.

10.2	Registration Rights Agreement, dated August 21, 2026, by and between Martin Marietta Materials, Inc. and LNA Holding SRL.

99.1	Press Release, dated August 24, 2026, issued by Martin Marietta Materials, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain notice information contained in this exhibit and certain schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Martin Marietta hereby undertakes to furnish copies of any of the omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.

Date: August 24, 2026	By:	/s/ George F. Schoen
		Name:	George F. Schoen
		Title:	Executive Vice President, General Counsel and Corporate Secretary